Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form F-4 of our report dated March 25, 2021, relating to the financial statements of Bridgetown 2 Holdings Limited, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 7, 2021